UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2014 (July 7, 2014)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On July 7, 2014, American Media, Inc. (the “Registrant”) received a written letter of resignation from Susan Tolson stating that she resigned, effective immediately, from her position on the Board of Directors (the “Board”) of the Registrant. Ms. Tolson, who was appointed to the Board by the Capital Group Stockholders (as defined in the Stockholders' Agreement, dated as of December 22, 2010, among the Registrant and the other parties thereto), resigned from her position on the Board to pursue other business opportunities and not as a result of any dispute or disagreement with the Registrant.

Due to Ms. Tolson’s resignation from the Board, the Audit Committee is now comprised of the following members of the Board:

Audit Committee: Philip Maslowe (Chairman), David Licht and David Hughes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: July 10, 2014	By:	/s/ Eric S. Klee
Name: Eric S. Klee
Title: Senior Vice President, Secretary and General Counsel